Exhibit 99.(i)

December 22, 2006

VIA EDGAR

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Master Investment Portfolio (the “Trust”)

Registration No. 811-08162

Ladies and Gentlemen:

Wilmer Cutler Pickering Hale and Dorr LLP hereby consents to the use of its name and to the reference to it under the caption “Legal Counsel” in the Statement of Additional Information, which is included as part of this amendment no. 35 under the 1940 Act (the “Amendment”) to the Registration Statement on Form N-1A of the Trust.

If you have any questions or comments concerning the Amendment, please contact me at (617) 526-6440.

Sincerely,

/s/ Leonard A. Pierce
Leonard A. Pierce, Esq.

Enclosures